                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-40837


PROSPECTUS SUPPLEMENT
(To Prospectus dated March 12, 1998)
                     8,000,000 Trust Preferred Securities
                                BNY Capital IV
                  6 7/8% Trust Preferred Securities, Series E
             (Liquidation Amount $25 per Trust Preferred Security)
                    fully and unconditionally guaranteed by

                      The Bank of New York Company, Inc.

                                ---------------

     A brief description of the 6 7/8% Trust Preferred Securities, Series E can be found under "Summary" in this Prospectus Supplement.

     Investing in the Series E Trust Preferred Securities involves risks that are described in the "Risk Factors" section beginning on page S-7 of this Prospectus Supplement.

     We plan to list the Series E Trust Preferred Securities on the New York Stock Exchange under the trading symbol "BKPrE". We expect that the Series E Trust Preferred Securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

                                ---------------

                                                        Per Series E Trust
                                                            Preferred
                                                             Security         Total
                                                        ------------------ ------------
      Public Offering Price(1)........................         $25         $200,000,000
      Underwriting Discount...........................         (2)             (2)
      Proceeds, before expenses, to BNY Capital IV....         $25         $200,000,000

    -------
    (1) Any accumulated distributions from the original issue date should be added to the Public Offering Price.
    (2) The underwriting discount of $0.7875 per Series E Trust Preferred Security (or $6,300,000 for all Series E Trust Preferred Securities) will be paid by The Bank of New York Company, Inc.

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We expect that the Series E Trust Preferred Securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about January 25, 1999, which will be the sixth business day following the date of this Prospectus Supplement. If you consider purchasing any Series E Trust Preferred Securities, you should note that trading of the Series E Trust Preferred Securities may be affected by this six-day settlement cycle.

                                ---------------

  Morgan Stanley Dean Witter                        Merrill Lynch & Co.

PaineWebber Incorporated
                           Prudential Securities Incorporated
                                                           Salomon Smith Barney

                                ---------------

            The date of this Prospectus Supplement is January 14, 1999.

      No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation, the Series E Trust or the Underwriters. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of the Corporation or the Series E Trust since the date hereof. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               ----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Summary................................................................... S-3
Risk Factors.............................................................. S-7
BNY Capital IV............................................................ S-11
The Corporation........................................................... S-11
Recent Developments....................................................... S-12
Consolidated Ratios of Earnings to Fixed Charges.......................... S-13
Use of Proceeds........................................................... S-13
Capitalization............................................................ S-14
Accounting Treatment...................................................... S-15
Certain Terms of Series E Trust Preferred Securities...................... S-15
Certain Terms of Series E Subordinated Debentures......................... S-17
Certain Terms of Series E Guarantee....................................... S-22
Certain Federal Income Tax Consequences................................... S-23
ERISA Considerations...................................................... S-26
Underwriting.............................................................. S-26
Validity of Securities.................................................... S-29

                                   Prospectus
Available Information.....................................................    4
Incorporation of Certain Documents by Reference...........................    5
The Corporation...........................................................    6
Certain Regulatory Considerations.........................................    6
The Issuers...............................................................    9
Use of Proceeds...........................................................   10
Description of Junior Subordinated Debentures.............................   10
Description of Preferred Securities.......................................   22
Book-Entry Issuance.......................................................   34
Description of Guarantees.................................................   36
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures, the Expense Agreement and the Guarantees........   39
Plan of Distribution......................................................   40
Validity of Securities....................................................   41
Experts...................................................................   41

                                    SUMMARY

      This summary highlights information contained elsewhere in this Prospectus Supplement. This summary is not complete and does not contain all the information that you should consider before investing in the Series E Trust Preferred Securities. You should read the entire Prospectus Supplement carefully, especially the discussion of the risks of investing in the Series E Trust Preferred Securities discussed under "Risk Factors".

The Corporation

      The Bank of New York Company, Inc., also referred to as "we" or the "Corporation", is located at One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784. It is a bank holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Through its subsidiaries, which include The Bank of New York (the "Bank"), it provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Securities Servicing and Cash Processing; Trust, Investment Management and Private Banking; Corporate Banking; Retail Banking; Asset Based Lending; and Financial Market Services.

BNY Capital IV

      BNY Capital IV, also referred to as the "Series E Trust", is located at One Wall Street, New York, New York 10286, Attention: Secretary, and its telephone number is (212) 495-1784. It is a statutory business trust created under Delaware law.

      At the closing of this offering, the Series E Trust will issue the 6 7/8% Trust Preferred Securities, Series E (the "Series E Trust Preferred Securities"), which will represent preferred undivided beneficial interests in the assets of the Series E Trust. It will also issue common securities (the "Series E Common Securities"), which will represent common undivided beneficial interests in the assets of the Series E Trust. The Corporation will purchase all of the Series E Common Securities from the Series E Trust. The Series E Common Securities will equal at least 3% of the total capital of the Series E Trust. The Series E Trust Preferred Securities will equal the remaining capital of the Series E Trust. The Series E Trust Preferred Securities and the Series E Common Securities, together also referred to as the "Series E Securities", will have substantially similar terms, except that the holders of the Series E Trust Preferred Securities will have priority in right of payment under certain circumstances and the holders of Series E Common Securities will have broader voting rights.

      The Series E Trust will use the proceeds from the sale of the Series E Securities to purchase the 6 7/8% Junior Subordinated Deferrable Interest Debentures, Series E (the "Series E Subordinated Debentures") from the Corporation. The Series E Subordinated Debentures will have payment terms similar to those of the Series E Trust Preferred Securities, and the Series E Trust will rely on the payments it receives on the Series E Subordinated Debentures to make all payments on the Series E Trust Preferred Securities.

      The Series E Trust exists solely to:

    . issue and sell the Series E Securities,

    . use the proceeds from the sale of the Series E Securities to purchase the Series E Subordinated Debentures from the Corporation and

    . engage in other activities that are necessary or incidental to the foregoing.

      The Series E Trust will have no assets other than the Series E Subordinated Debentures and the right to receive reimbursement of certain expenses under its Agreement as to Expenses and Liabilities with the Corporation (the "Expense Agreement"). Consequently, the Series E Trust will have no revenue other than payments under the Series E Subordinated Debentures and the Expense Agreement.

The Offering

      The following is a brief summary of the offering of the Series E Trust Preferred Securities (the "Offering"). You should refer to "Certain Terms of Series E Trust Preferred Securities", "Certain Terms of Series E Subordinated Debentures" and "Certain Terms of Series E Guarantee" for a more detailed description of the Series E Trust Preferred Securities and the Series E Subordinated Debentures and for definitions of certain capitalized terms used below.

Securities Offered..........  8,000,000 6 7/8% Trust Preferred Securities,
                              Series E (Liquidation Amount $25 per Trust
                              Preferred Security).

Issuer......................  BNY Capital IV, a Delaware statutory business trust.

Offering Price..............  $25 per Series E Trust Preferred Security, plus accumulated and unpaid Distributions, if any, from the original issue date.

Series E Subordinated         The Series E Trust will use the proceeds from the
Debentures..................  sale of the Series E Securities to purchase from the Corporation $206,186,000 aggregate principal amount of 6 7/8% Junior Subordinated Deferrable
                              Interest Debentures, Series E, initially due on
                              December 1, 2028.

Distribution Rate...........  6 7/8% of the liquidation amount, annually.

Distribution Dates..........  March 1, June 1, September 1 and December 1 of
                              each year, beginning on March 1, 1999, subject to any deferral.

Deferral of Distributions...  Subject to certain exceptions, the Corporation will have the right, at one or more times, to defer interest payments on the Series E Subordinated Debentures for up to 20 consecutive quarters. Each period during which interest payments are deferred is called an "Extension Period". The deferral period may not extend beyond the Stated Maturity of the Series E Subordinated Debentures. If the Corporation defers interest payments on the Series E Subordinated Debentures, the Series E Trust also will defer the payment of Distributions on the Series E Trust Preferred Securities. During an Extension Period, you will still accumulate Distributions at an annual rate of 6 7/8% of the Liquidation Amount of the Series E Trust Preferred Securities, and you will accumulate additional distributions on the deferred Distributions at the same rate (to the extent permitted by law). During an Extension Period, you will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.

Mandatory Redemption of
 Series E Trust Preferred     The Series E Trust must redeem a Like Amount of
 Securities.................  the Series E Securities, allocated between the
                              Series E Common Securities and the Series E Trust
                              Preferred Securities in proportion to their respective Liquidation Amounts, when the
                              Corporation repays the principal of the Series E
                              Subordinated Debentures, whether at their Stated
                              Maturity, on acceleration or on redemption.

Stated Maturity of Series E
 Subordinated Debentures....  The Series E Subordinated Debentures mature on
                              December 1, 2028, which date may be extended or shortened by the

                              Corporation. The Corporation may shorten the Stated Maturity to any date on or after December 1, 2013. In addition, as long as certain conditions are met, the Corporation may extend the Stated Maturity to any date not later than December 1, 2047.

Optional Redemption of
 Series E Subordinated        The Corporation may redeem the Series E
 Debentures.................  Subordinated Debentures, at its option, before their Stated Maturity at a price equal to their principal amount plus interest accrued to the date of redemption, as follows:

                                 . at any time on or after January 25, 2004,
                                   in whole or in part, and

                                 . at any time (in whole, but not in part)
                                   within 90 days following the occurrence and continuation of a Tax Event or a Capital Treatment Event.

                              However, the Corporation will commit to the Federal Reserve not to exercise this option without first obtaining any approval from the Federal Reserve that may be required.

Redemption Price of Series
 E Trust Preferred            Upon redemption of the Series E Trust Preferred
 Securities.................  Securities, you will receive the Liquidation
                              Amount, plus any accumulated and unpaid
                              Distributions to the date of redemption.

Exchange of Series E
 Securities for Series E      The Corporation will have the right at any time
 Subordinated Debentures....  to terminate the Series E Trust. In that event, the Property Trustee will distribute the Series E
                              Subordinated Debentures to you in exchange for those securities.

Liquidation Distribution....  If the Series E Trust terminates while the Series
                              E Trust Preferred Securities are outstanding, including at the Corporation's option, then the Property Trustee will either:

                                 . distribute the Series E Subordinated
                                   Debentures to you, or

                                 . if the Property Trustee decides that
                                   distributing the Series E Subordinated
                                   Debentures is not practical, distribute
                                   assets of the Series E Trust to you in an amount equal to the Liquidation Amount of the Series E Trust Preferred Securities plus accumulated and unpaid Distributions.

                              In all cases, however, the Series E Trust will make distributions only to the extent that the Series E Trust has available assets after the Series E Trust has satisfied all of its liabilities to its creditors.

Guarantee...................  The Corporation will guarantee payments on the
                              Series E Trust Preferred Securities, but only to the extent that the Series E Trust has funds legally and immediately available to make those payments (the "Series E Guarantee"). The Corporation's obligations under the Series E Guarantee will rank junior in right of payment to the Corporation's Senior Debt.

Expense Agreement...........  The Corporation will agree in the Expense
                              Agreement to reimburse the Series E Trust for any expenses and liabilities it may incur, other than amounts payable in respect of the Series E Securities.

Trustees and                  The First National Bank of Chicago, as Property
 Administrators.............  Trustee, and First Chicago Delaware Inc., as
                              Delaware Trustee, will conduct the business and affairs of the Series E Trust. In addition, two individuals who are employees or officers of the Corporation will initially be selected by the Corporation to act as administrative trustees of the Series E Trust.

Use of Proceeds.............  The Corporation intends to use the net proceeds from the sale of the Series E Subordinated
                              Debentures for general corporate purposes.

Proposed New York Stock
 Exchange Symbol............  BKPrE.

Book-Entry Issuance Only....  The Series E Trust Preferred Securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that, except in limited circumstances, you will not receive a certificate for the Series E Trust Preferred Securities.

Consolidated Ratios of Earnings to Fixed Charges

      The following table sets forth the Corporation's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges, distribution on trust preferred securities and preferred stock dividend requirements for the years and periods indicated:

                                   Nine Months   Year Ended December 31,
                                      Ended      ----------------------------
                                  Sept. 30, 1998 1997  1996  1995  1994  1993
                                  -------------- ----  ----  ----  ----  ----
     Earnings to Fixed Charges:
       Excluding Interest on
        Deposits.................      4.83x     5.12x 4.30x 3.61x 3.75x 3.61x
       Including Interest on
        Deposits.................      2.04      2.06  2.00  1.81  1.94  1.85
     Earnings to Combined Fixed
      Charges, distribution on
      Trust Preferred Securities
      and Preferred Stock
      Dividend Requirements:
       Excluding Interest on
        Deposits.................      4.08x     4.35x 4.15x 3.51x 3.58x 3.23x
       Including Interest on
        Deposits.................      1.94      1.97  1.98  1.79  1.91  1.78

      For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charge, distribution on trust preferred securities and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

                                 RISK FACTORS

      An investment in the Series E Trust Preferred Securities involves a number of risks, some of which relate to the Series E Trust Preferred Securities and others of which relate to the Corporation. You should carefully consider the following information about these risks, together with the other information in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference, before buying any Series E Trust Preferred Securities.

Risks Relating to the Series E Trust Preferred Securities

      You are making an investment decision with regard to the Series E Subordinated Debentures as well as the Series E Trust Preferred Securities because the Series E Trust will rely on the payments it receives on the Series E Subordinated Debentures to make all payments on the Series E Trust Preferred Securities and because the Series E Trust may distribute the Series E Subordinated Debentures in exchange for the Series E Trust Preferred Securities upon liquidation of the Series E Trust. You should carefully review the information in this Prospectus Supplement and the accompanying Prospectus about both of these securities.

The Corporation's Obligations Will Be Deeply Subordinated

      The Series E Subordinated Debentures are not secured by any property or assets of the Corporation. The Corporation's obligations under the Series E Subordinated Debentures will rank junior in right of payment to all Senior Debt of the Corporation. "Senior Debt" includes substantially all current and future indebtedness of the Corporation, other than trade accounts payable and accrued liabilities arising in the ordinary course of business.

      Because the Corporation is a holding company, the Corporation's right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to all creditors of that subsidiary (except to the extent that the Corporation may itself be a creditor of that subsidiary). The rights of holders of Series E Trust Preferred Securities or Series E Subordinated Debentures to benefit from those distributions will also be junior to those prior claims. Consequently, the Series E Guarantee and the Series E Subordinated Debentures (and, therefore, the Series E Trust Preferred Securities) will be effectively subordinated to all liabilities of the Corporation's subsidiaries. You should look only to the assets of the Corporation for payments in respect of the Series E Guarantee and the Series E Subordinated Debentures (and the Series E Trust Preferred Securities).

      The Series E Subordinated Debentures, the Indenture and the Series E Guarantee do not limit the ability of the Corporation or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Series E Subordinated Debentures and the Series E Guarantee. For more information, please refer to "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

Payments on Series E Trust Preferred Securities Are Dependent on the Corporation's Payments on Series E Subordinated Debentures

      The ability of the Series E Trust to timely pay Distributions on the Series E Trust Preferred Securities and to pay the Liquidation Amount is dependent solely upon the Corporation's making the related payments on the Series E Subordinated Debentures when due.

      If the Corporation defaults on its obligation to pay principal of or interest on the Series E Subordinated Debentures, the Series E Trust will not have sufficient funds to pay Distributions or the Liquidation Amount. As a result, you will not be able to rely upon the Series E Guarantee for payment of these amounts. Instead, you or the Property Trustee may sue the Corporation to enforce the rights of the Series E Trust under the Series

E Subordinated Debentures. For more information, please refer to "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus.

      Holders of the Series E Trust Preferred Securities will have no protection under the terms of the Series E Trust Preferred Securities or the Indenture against any sudden and dramatic decline in credit quality of the Corporation resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

Distribution Payments on the Series E Trust Preferred Securities Could Be Deferred for Substantial Periods, but Holders Would Continue to Recognize Income for Tax Purposes

      As long as there is no event of default under the Indenture that has occurred but has not been cured, the Corporation will have the right, at one or more times, to defer interest payments on the Series E Subordinated Debentures for up to 20 consecutive quarters (but not beyond the Stated Maturity). There is no limit on the number of Extension Periods that the Corporation may begin.

      If the Corporation defers interest payments on the Series E Subordinated Debentures, the Series E Trust also will defer payment of Distributions on the Series E Trust Preferred Securities. During an Extension Period, you will still accumulate Distributions at an annual rate of 6 7/8% of the Liquidation Amount of the Series E Trust Preferred Securities. If the Corporation exercises its right to defer interest payments on the Series E Subordinated Debentures, the Series E Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid Distributions on the Series E Trust Preferred Securities. If you sell your Series E Trust Preferred Securities during an Extension Period, you may not receive the same return on your investment as someone else who continues to hold the Series E Trust Preferred Securities. See "Certain Terms of Series E Trust Preferred Securities-- Distributions" and "Certain Terms of Series E Subordinated Debentures--Option to Defer Interest Payments".

      During an Extension Period, you will be required to accrue interest income for United States federal income tax purposes in respect of your pro rata share of the Series E Subordinated Debentures held by the Series E Trust, even if you are a cash basis taxpayer. As a result, you will be required to include that accrued interest income in your gross income for U.S. federal income tax purposes before you actually receive any cash attributable to that income. You also will not receive the cash related to any accrued and unpaid interest from the Series E Trust if you sell the Series E Trust Preferred Securities before the end of any Extension Period. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Series E Trust Preferred Securities".

The Corporation May Redeem the Series E Subordinated Debentures if Certain Tax or Regulatory Events Occur

      If a Tax Event or a Capital Treatment Event occurs, the Corporation has the right to redeem the Series E Subordinated Debentures in whole, but not in part, within 90 days. If the Corporation redeems the Series E Subordinated Debentures, the Series E Trust will be required to redeem the Series E Trust Preferred Securities. Thus, it is possible that the Series E Trust Preferred Securities could be redeemed before January 25, 2004. See "Certain Terms of Series E Subordinated Debentures--Redemption" and "Certain Terms of Series E Trust Preferred Securities--Redemption".

      A Tax Event, generally described, could result from amendments or changes in U.S. federal income tax laws or regulations, including those arising from judicial decisions or administrative pronouncements, that could have adverse tax consequences for the Corporation or the Series E Trust in connection with the Series E Subordinated Debentures or the Series E Trust Preferred Securities. We are aware that in the past the Clinton

Administration proposed legislation that, if enacted, would have resulted in a Tax Event had the Series E Trust Preferred Securities been outstanding at that time. While legislation of that kind is not currently pending, we can give no assurance that similar legislation will not ultimately be enacted into law. See "Certain Federal Income Tax Consequences--Possible Tax Law Changes".

      A Capital Treatment Event, generally described, could result from amendments or changes in laws, including those arising from judicial decisions or administrative pronouncements, that could have adverse consequences for the Corporation under the capital adequacy guidelines of the Federal Reserve. See "Certain Terms of Series E Subordinated Debentures--Redemption".

The Series E Trust May Distribute the Series E Subordinated Debentures in Exchange for the Series E Trust Preferred Securities, which Could Affect the Market Price and Could Be a Taxable Event in Certain Circumstances

      The Series E Trust will terminate upon the occurrence of certain events, including if the Corporation in its sole discretion elects to terminate the Series E Trust. Upon termination of the Series E Trust, subject to the terms of the Trust Agreement and after satisfying all liabilities to the Series E Trust's creditors, the Property Trustee may distribute the Series E Subordinated Debentures to the holders of the Series E Securities in exchange for those securities. The Corporation must use its best efforts to list the Series E Subordinated Debentures on the New York Stock Exchange (or such other stock exchange or organization, if any, on which the Series E Trust Preferred Securities are listed) if an exchange distribution occurs. However, we can give no assurance that the Series E Subordinated Debentures will be approved for listing or that a trading market will exist for the Series E Subordinated Debentures. See "Certain Terms of Series E Trust Preferred Securities-- Liquidation of Series E Trust and Distribution of Series E Subordinated Debentures to Holders".

      The Corporation cannot predict the market prices for the Series E Subordinated Debentures that may be distributed. Accordingly, the Series E Subordinated Debentures that you receive upon an exchange distribution, or the Series E Trust Preferred Securities that you hold pending such a distribution, may trade at a discount to the price that you paid for the Series E Trust Preferred Securities.

      Under current United States federal income tax law and assuming, as we expect, that the Series E Trust will not be classified as an association taxable as a corporation, you would not be taxed if the Property Trustee distributed the Series E Subordinated Debentures to you upon liquidation of the Series E Trust. However, if a Tax Event were to occur and the Series E Trust were subject to taxation on income received or accrued on the Series E Subordinated Debentures, you and the Series E Trust could be taxed on that distribution. See "Certain Federal Income Tax Consequences--Distribution of Series E Subordinated Debentures to Holders of Series E Trust Preferred Securities".

The Corporation May Change the Stated Maturity of the Series E Subordinated Debentures and May Redeem the Series E Subordinated Debentures

      As long as certain conditions are met, the Corporation will have the right to extend the Stated Maturity of the Series E Subordinated Debentures-- and therefore the mandatory redemption date for the Series E Trust Preferred Securities--to December 1, 2047. You should assume that the Corporation will exercise its option to extend the Stated Maturity if the Corporation is unable to refinance at a lower interest rate or it is in the interest of the Corporation to defer the Stated Maturity of the Series E Subordinated Debentures. Consequently, you could have to wait nineteen years beyond the initial Stated Maturity before the Series E Trust redeems the Series E Trust Preferred Securities. See "Certain Terms of Series E Subordinated Debentures-- General".

      The Corporation will have an option to redeem the Series E Subordinated Debentures--and therefore cause the Series E Trust to redeem a Like Amount of the Series E Securities--at any time on or after January 25, 2004. You should assume that the Corporation will exercise its redemption option if the Corporation is able to refinance at a lower interest rate or it is in the interest of the Corporation to redeem the Series E

Subordinated Debentures at such time. Consequently, your Series E Trust Preferred Securities could be redeemed as early as five years after the issue date of the Series E Trust Preferred Securities. See "Certain Terms of Series E Trust Preferred Securities--Redemption".

The Corporation's Deferral and Extension Rights, and the Tax Treatment of the Series E Trust Preferred Securities, Could Adversely Affect Market Prices for the Series E Trust Preferred Securities

      Because of the Corporation's rights to defer interest payments and to extend the Stated Maturity on the Series E Subordinated Debentures, the market price of the Series E Trust Preferred Securities may be more volatile than the market prices of similar securities that are not subject to these rights. Any exercise of these rights could cause the market price of the Series E Trust Preferred Securities to decline. Accordingly, the Series E Trust Preferred Securities that you purchase, whether in this Offering or in the secondary market, or the Series E Subordinated Debentures that you may receive on liquidation of the Series E Trust, may trade at a discount to the price that you paid for the Series E Trust Preferred Securities. See "Certain Terms of the Series E Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

      If you sell your Series E Trust Preferred Securities before the record date for the payment of Distributions, then you will not receive payment of a Distribution for the period before the disposition. However, you will be required to include accrued but unpaid interest on the Series E Subordinated Debentures through the date of disposition as ordinary income for United States federal income tax purposes and, if the Corporation has at any time deferred interest payments on the Series E Subordinated Debentures, add the amount of the accrued but unpaid interest to your tax basis in the Series E Trust Preferred Securities. Your increased tax basis in the Series E Trust Preferred Securities will increase the amount of any capital loss or decrease the amount of any capital gain that you may have otherwise realized on the sale. Subject to certain limited exceptions, you cannot offset ordinary income against capital losses for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series E Trust Preferred Securities".

Holders of Series E Trust Preferred Securities Will Have Limited Voting Rights

      Holders of Series E Trust Preferred Securities will have limited voting rights relating principally to the amendment of the Trust Agreement and the Series E Guarantee. Holders of Series E Trust Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events.

      The Corporation, in general, can replace or remove any of the trustees of the Series E Trust. In addition, the Corporation generally may amend the Trust Agreement and the Indenture without the consent of the holders of Series E Trust Preferred Securities. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

There Has Been No Prior Market for the Series E Trust Preferred Securities

      Before this Offering, there has been no market for the Series E Trust Preferred Securities. Although the Series E Trust has applied to list the Series E Trust Preferred Securities on the New York Stock Exchange, a listing does not guarantee that a trading market for the Series E Trust Preferred Securities will develop or, if a trading market for the Series E Trust Preferred Securities does develop, the depth of that market and the ability of the holders to easily sell their Series E Trust Preferred Securities.

      The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series E Trust among the Corporation, as Depositor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the several Holders (as defined therein). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus. The Series E Trust Preferred Securities represent "Preferred Securities" within the meaning of the accompanying Prospectus.

                                 BNY CAPITAL IV

      BNY Capital IV is a statutory business trust created under Delaware law pursuant to the Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State on November 12, 1996. The Series E Trust's business and affairs are conducted by The First National Bank of Chicago, as Property Trustee, and two individual Administrative Trustees who are employees or officers of, or affiliated with, the Corporation. The Series E Trust exists for the exclusive purposes of (i) issuing and selling the Series E Securities,
(ii) using the proceeds from the sale of Series E Securities to acquire Series E Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series E Trust Preferred Securities). Accordingly, the Series E Subordinated Debentures will be the sole assets of the Series E Trust, and payments under the Series E Subordinated Debentures will be the sole revenue of the Series E Trust. All of the Series E Common Securities will be owned by the Corporation. The Series E Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series E Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Series E Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series E Trust Preferred Securities. See "Description of Preferred Securities-- Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series E Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Series E Trust. The Series E Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series E Trust is One Wall Street, New York, New York 10286, Attention: Secretary, and its telephone number is (212) 495-1784. See "The Issuers" in the accompanying Prospectus.

      It is anticipated that the Series E Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                THE CORPORATION

      The Corporation is a bank holding company subject to the regulation and supervision of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHC Act"). The Corporation is also subject to regulation by the New York State Banking Department. Its principal wholly-owned banking subsidiary is the Bank. The Corporation provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Securities Servicing and Cash Processing; Trust, Investment Management and Private Banking; Corporate Banking; Retail Banking; Asset Based Lending; and Financial Market Services. At September 30, 1998, the Corporation had consolidated total assets of approximately $64 billion, consolidated total deposits of approximately $44 billion and consolidated shareholders' equity of approximately $5 billion. On the basis of consolidated total assets at September 30, 1998, the Corporation was the seventeenth largest bank holding company in the United States.

      The Bank, which was founded in 1784, was New York's first bank and is the oldest in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the metropolitan New York City area including New Jersey and southeastern Connecticut, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      The Corporation has its principal executive offices at One Wall Street, New York, New York 10286, telephone number (212) 495-1784.

                              RECENT DEVELOPMENTS

   Common Stock Buyback. On December 8, 1998 the Corporation's Board of Directors approved a plan to buy back up to 18,000,000 shares of the Corporation's common stock through the end of 1999. The Corporation previously completed the repurchase of 30,000,000 shares of its common stock as part of a buyback program announced in December 1997.

   Year 2000 Readiness Disclosure. The Corporation is on schedule in implementing its Year 2000 compliance program, and has achieved the following milestones since the end of the third quarter of 1998:

      The Corporation has completed its four-phase process of assessment, renovation, certification testing and implementation with respect to all of its major proprietary applications systems. Year 2000 compliant versions of all such systems are currently in use by the Corporation.

      The Corporation has certified all of its critical vendor-supplied systems to be Year 2000 compliant in accordance with procedures established by the Corporation.

      As of December 31, 1998, the Corporation had expended approximately $51 million (out of an estimated total cost of $82 million) for its Year 2000 compliance program.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth the Corporation's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges, distribution on trust preferred securities and preferred stock dividend requirements for the years and periods indicated:

                                   Nine Months   Year Ended December 31,
                                      Ended      ----------------------------
                                  Sept. 30, 1998 1997  1996  1995  1994  1993
                                  -------------- ----  ----  ----  ----  ----
     Earnings to Fixed Charges:
       Excluding Interest on
        Deposits.................      4.83x     5.12x 4.30x 3.61x 3.75x 3.61x
       Including Interest on
        Deposits.................      2.04      2.06  2.00  1.81  1.94  1.85
     Earnings to Combined Fixed
      Charges, distribution on
      Trust Preferred Securities
      and Preferred Stock
      Dividend Requirements:
       Excluding Interest on
        Deposits.................      4.08x     4.35x 4.15x 3.51x 3.58x 3.23x
       Including Interest on
        Deposits.................      1.94      1.97  1.98  1.79  1.91  1.78

      For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charge, distribution on trust preferred securities and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

                                USE OF PROCEEDS

      All of the proceeds from the sale of Series E Preferred Securities will be invested by the Series E Trust in Series E Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series E Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

      The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series E Preferred Securities which qualify as a minority interest could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series E Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1998 and as adjusted to give effect to the consummation of the offering of the Series E Trust Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                         September 30, 1998
                                                         ---------------------
                                                                        As
                                                          Actual     Adjusted
                                                         ---------  ----------
                                                            (in millions)
Total Long-term Debt.................................... $   2,022    $  2,022
                                                         ---------   ---------
Guaranteed Preferred Beneficial Interests in
 Corporation's Junior Subordinated
 Deferrable Interest Debentures(1) ..................... $   1,300   $   1,500
Shareholders' Equity
  Preferred Stock.......................................         1           1
  Common Stock..........................................     7,154       7,154
  Capital Surplus.......................................        72          72
  Retained Earnings.....................................     1,110       1,110
  Accumulated Other Comprehensive Income................       221         221
  Treasury Stock, at Cost...............................    (3,529)     (3,529)
  Loan to ESOP, at Cost.................................       (15)        (15)
                                                         ---------   ---------
    Total Stockholders' Equity..........................     5,014       5,014
                                                         ---------   ---------
      Total Capitalization.............................. $   8,336   $   8,536
                                                         =========   =========

--------
      (1) As described herein, the sole assets of the Series E Trust will be $206,186,000 of Series E Subordinated Debentures, issued by the Corporation to the Series E Trust. The Series E Subordinated Debentures will mature on December 1, 2028 which date may be shortened to a date not earlier than December 1, 2013 or extended to a date not later than December 1, 2047 if certain conditions are met. The Corporation owns all of the Series E Common Securities of the Series E Trust, which accrue distributions at the rate of 6 7/8% per annum.

                              ACCOUNTING TREATMENT

      For financial reporting purposes, the Series E Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series E Trust will be included in the consolidated financial statements of the Corporation. The Series E Trust Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosure about the Series E Trust Preferred Securities, the Series E Guarantee and the Series E Subordinated Debentures will be included in the notes to the Corporation's consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series E Trust Preferred Securities as an expense in the consolidated statements of income.

      The Corporation has agreed that future financial reports of the Corporation will: (i) present the Trust Preferred Securities issued by other Issuer Trusts on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held) and
(c) the obligations of the Corporation under the Junior Subordinated Debentures, the relevant Indenture, Trust Agreement, Guarantee and Expense Agreement, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred securities issued by such trust.

              CERTAIN TERMS OF SERIES E TRUST PREFERRED SECURITIES

General

      The following summary of certain terms and provisions of the Series E Trust Preferred Securities supplements the description of the terms and provisions of the Trust Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series E Trust Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

Distributions

      The Series E Trust Preferred Securities represent preferred beneficial interests in the Series E Trust, and preferential cumulative cash distributions ("Distributions") on the Series E Trust Preferred Securities will be payable at the annual rate of 6 7/8% of the stated Liquidation Amount of $25, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each a "Distribution Date"), to the holders of the Series E Trust Preferred Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series E Trust Preferred Securities will be March 1, 1999. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month during such period. In the event that any date on which Distributions are payable on the Series E Trust Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Series E Trust Preferred Securities shall be the Bank. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

      So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payments of interest on the Series E Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series E Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Series E Trust Preferred Securities will also be deferred by the Series E Trust during any such Extension Period. Distributions to which holders of the Series E Trust Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 6 7/8% thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. See "Certain Terms of Series E Subordinated Debentures--Option to Defer Interest Payments".

Redemption

      Upon the repayment or redemption, in whole or in part, of the Series E Subordinated Debentures, whether at Stated Maturity, upon acceleration or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Series E Securities, allocated between the Series E Common Securities and the Series E Trust Preferred Securities in proportion to their respective Liquidation Amounts, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series E Trust Preferred Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series E Trust Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series E Subordinated Debentures, see "Certain Terms of Series E Subordinated Debentures--General" and "--Redemption."

Liquidation of Series E Trust and Distribution of Series E Subordinated Debentures to Holders

      The Corporation will have the right at any time to liquidate the Series E Trust and cause the Series E Subordinated Debentures to be distributed to the holders of the Series E Trust Preferred Securities in exchange therefor upon liquidation of the Series E Trust. The Corporation will commit to the Federal Reserve that, so long as the Corporation (or any affiliate) is a holder of Series E Common Securities, the Corporation will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

      Under current United States federal income tax law, a distribution of Series E Subordinated Debentures in exchange for Series E Trust Preferred Securities would not be a taxable event to holders of the Series E Trust Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Series E Subordinated Debentures could be a taxable event to holders of the Series E Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Series E Subordinated Debentures to Holders of Series E Trust Preferred Securities." If the Corporation elects neither to redeem the Series E Subordinated Debentures prior to maturity nor to liquidate the Series E Trust and distribute the Series E Subordinated Debentures to holders of the Series E Trust Preferred Securities in exchange therefor, the Series E Trust Preferred Securities will remain outstanding until the Stated Maturity of the Series E Subordinated Debentures.

      If the Corporation elects to liquidate the Series E Trust and thereby causes the Series E Subordinated Debentures to be distributed to holders of the Series E Trust Preferred Securities in exchange therefor upon liquidation of the Series E Trust, the Corporation shall continue to have the right to shorten or extend the maturity of the Series E Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series E Subordinated Debentures--General."

Liquidation Value

      The amount payable on the Series E Trust Preferred Securities in the event of any liquidation of the Series E Trust is $25 per Series E Trust Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount of Series E Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

Registration of Series E Trust Preferred Securities

      The Series E Trust Preferred Securities will be represented by a global certificate registered in the name of DTC or its nominee. Beneficial interests in the Series E Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Series E Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

      A global security shall be exchangeable for Series E Trust Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series E Trust that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depository, (ii) the Series E Trust in its sole discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series E Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series E Trust Preferred Securities are issued in definitive form, such Series E Trust Preferred Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

      Payments on Series E Trust Preferred Securities represented by a global security will be made to DTC, as the depositary for the Series E Trust Preferred Securities. In the event Series E Trust Preferred Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series E Trust Preferred Securities will be registrable, and Series E Trust Preferred Securities will be exchangeable for Series E Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series E Trust Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the fifteenth day (whether or not a Business Day) immediately preceding the relevant Distribution Date. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES E SUBORDINATED DEBENTURES

General

      The following summary of certain terms and provisions of the Series E Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures", generally, and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures", specifically, to which description reference is hereby made. The summary of certain terms and provisions of the Series E Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

      Concurrently with the issuance of the Series E Trust Preferred Securities, the Series E Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series E Common Securities, in the Series E Subordinated Debentures issued by the Corporation. The Series E Subordinated Debentures will bear interest at the annual rate of 6 7/8% of the principal amount thereof, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing March 1, 1999, to the person in whose name each Series E Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series E Trust, the Series E Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series E Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month during such period. In the event that any date on which interest is payable on the Series E Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 6 7/8% thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Series E Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series E Subordinated Debentures will mature on December 1, 2028 (such date, as it may be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Corporation to any date not earlier than December 1, 2013, subject to the Corporation's commitment to the Federal Reserve not to do so without its prior approval if such approval is then required under applicable Federal Reserve capital guidelines or policies. Such date may also be extended at any time at the election of the Corporation for one or more periods, but in no event to a date later than December 1, 2047, provided that at the time such election is made and at the time of extension
(i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series E Subordinated Debentures, (iii) if the Series E Trust has not been liquidated, the Series E Trust is not in arrears on payments of Distributions on the Series E Trust Preferred Securities and no deferred Distributions are accumulated, (iv) the Series E Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) after such extension the Series E Subordinated Debentures shall not have a remaining term to maturity of more than 30 years. In the event the Corporation elects to shorten or extend the Stated Maturity of the Series E Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Series E Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

      The Series E Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1998, the Corporation's Senior Debt totaled approximately $4,407,453,984. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series E Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series E Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the

Corporation's subsidiaries, and holders of Series E Subordinated Debentures should look only to the assets of the Corporation for payments on the Series E Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

Option To Defer Interest Payments

      So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series E Subordinated Debentures to defer payment of interest on the Series E Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series E Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Subordinated Debentures (together with interest on such unpaid interest at the annual rate of 6 7/8%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series E Subordinated Debentures (or holders of Series E Trust Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series E Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series E Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series E Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 6 7/8% per annum compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Series E Trust Preferred Securities would have been payable except for the election to begin such Extension Period and (ii) the date on which the Property Trustee is required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series E Trust Preferred Securities are then listed or quoted or to holders of Series E Trust Preferred Securities of the record date or the date such Distributions are payable. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series E Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

      The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series E Subordinated Debentures.

Additional Sums

      If the Series E Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series E Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series E Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

      Pursuant to the Expense Agreement, the Corporation, as the holder of the Series E Common Securities, will agree to pay all debts and other obligations (other than with respect to the Series E Trust Preferred Securities) and all costs and expenses of the Series E Trust (including costs and expenses relating to the organization of the Series E Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Series E Trust). The form of Expense Agreement is included as Exhibit D to the form of Trust Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

Redemption

      The Series E Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Corporation (i) on or after January 25, 2004, in whole at any time or in part from time to time, with not less than 30 days' and not more than 60 days' notice, or (ii) at any time in whole (but not in part) prior to January 25, 2004 and within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event, in either case at a redemption price equal to the accrued and unpaid interest on the Series E Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

      A "Tax Event" means the receipt by the Series E Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series E Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series E Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series E Subordinated Debentures, (ii) interest payable by the Corporation on the Series E Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series E Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or the governmental charges.

      A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series E Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series E Trust Preferred Securities under the Trust Agreement as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

Distribution of Series E Subordinated Debentures

      As described under "Certain Terms of Series E Trust Preferred Securities--Liquidation of Series E Trust and Distribution of Series E Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series E Trust, Series E Subordinated Debentures may be distributed to the holders of the Series E Trust Preferred Securities in exchange therefor upon liquidation of the Series E Trust after satisfaction of liabilities to creditors of the Series E Trust as provided by applicable law. If distributed to holders of Series E Trust Preferred Securities, the Series E Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series E Trust Preferred Securities, will act as depositary for the Series E Subordinated Debentures. It is anticipated that the depositary arrangements for the Series E Subordinated Debentures would be substantially identical to those in effect for the Series E Trust Preferred Securities. If Series E Subordinated Debentures are distributed to the holders of Series E Trust Preferred Securities in exchange therefor upon liquidation of the Series E Trust, the Corporation will use its best efforts to list the Series E Subordinated Debentures on the New York Stock Exchange or such other stock exchange or automated quotation system, if any, on which the Series E Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Series E Subordinated Debentures that may be distributed to the holders of Series E Trust Preferred Securities.

Registration of Series E Subordinated Debentures

      If Series E Subordinated Debentures are distributed to holders of the Series E Trust Preferred Securities, such Series E Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series E Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Series E Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

      A global security shall be exchangeable for Series E Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series E Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series E Subordinated Debentures are issued in definitive form, such Series E Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

      Payments on Series E Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series E Subordinated Debentures. In the event Series E Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series E Subordinated Debentures will be registrable, and Series E Subordinated Debentures will be exchangeable for Series E

Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series E Subordinated Debentures are issued in certificated form and not held by the Property Trustee, the record dates for payment of interest will be the fifteenth day (whether or not a Business Day) immediately preceding the relevant Interest Payment Date. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                      CERTAIN TERMS OF SERIES E GUARANTEE

      The Series E Guarantee guarantees to the holders of the Series E Trust Preferred Securities the following payments, to the extent not paid by or on behalf of the Series E Trust: (i) any accumulated and unpaid Distributions required to be paid on the Series E Trust Preferred Securities, to the extent that the Series E Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series E Trust Preferred Securities called for redemption by the Series E Trust, to the extent that the Series E Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series E Trust (unless the Series E Subordinated Debentures are distributed to holders of the Series E Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series E Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Series E Trust remaining available for distribution to holders of the Series E Trust Preferred Securities after payment of creditors of the Series E Trust as required by applicable law. The Series E Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Series E Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series E Guarantee for the benefit of the holders of the Series E Trust Preferred Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Series E Subordinated Debentures and as Property Trustee.

      The holders of not less than a majority in aggregate Liquidation Amount of the Series E Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series E Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series E Guarantee. Any holder of the Series E Trust Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series E Guarantee without first instituting a legal proceeding against the Series E Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series E Subordinated Debentures, the Series E Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series E Trust Preferred Securities or otherwise, and, in such event, holders of the Series E Trust Preferred Securities would not be able to rely upon the Series E Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series E Subordinated Debentures on the applicable payment date, then a holder of Series E Trust Preferred Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series E Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series E Trust Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series E Securities in the Direct Action. Except as described herein, holders of Series E Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series E Subordinated Debentures or assert directly any other rights in respect of the Series E

Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series E Trust Preferred Securities by acceptance thereof agrees to the provisions of the Series E Guarantee, the Expense Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Series E Trust Preferred Securities. This summary only addresses such tax consequences to a person that acquires Series E Trust Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series E Trust Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Series E Trust Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for United States federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series E Trust Preferred Securities as capital assets.

      The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Series E Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series E Trust Preferred Securities. In particular, legislation has been proposed in the past that could adversely affect the Corporation's ability to deduct interest on the Series E Subordinated Debentures, which could in turn permit the Corporation to cause a redemption of the Series E Trust Preferred Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Series E Trust Preferred Securities may differ from the treatment described below.

      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES E TRUST PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the Series E Trust

      Under current law and assuming compliance with the Trust Agreement and certain factual matters, the Series E Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, a United States Person that is a beneficial owner of Series E Trust Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including any original issue discount ("OID"), paid or accrued with respect to the Series E Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Series E Trust Preferred Securities will be eligible for the dividends-received deduction.

Interest Income and Original Issue Discount

      Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote", because of the terms of the relevant debt instrument, will be ignored in determining whether such debt instrument is issued with OID. As a result of terms and conditions of the Series E Subordinated Debentures that prohibit certain payments with respect to the Corporation's capital stock and indebtedness if the Corporation elects to defer interest payments, the Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series E Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series E Subordinated Debentures.

      The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein. If the option to defer any payment of interest was determined not to be "remote" or if the Corporation exercised its option to defer any payment of interest, the Series E Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Series E Subordinated Debentures would thereafter be treated as OID as long as the Series E Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series E Subordinated Debentures would be accounted for as OID on a constant yield method regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include OID in gross income even though the Corporation would not make any actual cash payments during an Extension Period.

Distribution of Series E Subordinated Debentures to Holders of Series E Trust Preferred Securities

      Under current law, a distribution by the Series E Trust of the Series E Subordinated Debentures as described under the caption "Certain Terms of Series E Trust Preferred Securities--Liquidation of Series E Trust and Distribution of Series E Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series E Subordinated Debentures previously held indirectly through the Series E Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series E Trust Preferred Securities before such distribution. If, however, the liquidation of the Series E Trust were to occur because the Series E Trust is subject to United States federal income tax with respect to income accrued or received on the Series E Subordinated Debentures, as the case would be if the Series E Trust were treated as an association taxable as a corporation, the distribution of Series E Subordinated Debentures to Securityholders by the Series E Trust would be a taxable event to the Series E Trust and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series E Trust Preferred Securities for the Series E Subordinated Debentures it received upon the liquidation of the Series E Trust. A Securityholder will include interest in income in respect of Series E Subordinated Debentures received from the Series E Trust in the manner described above under "--Interest Income and Original Issue Discount".

Sale or Redemption of Series E Trust Preferred Securities

      A Securityholder that sells (including a complete redemption for cash) Series E Trust Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series E Trust Preferred Securities and the amount realized on the sale of such Series E Trust Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series E Subordinated Debentures and the Series E Subordinated Debentures are not otherwise considered issued with OID, a Securityholder's adjusted tax basis in the Series E Trust Preferred Securities generally will be its initial purchase price. If the Series E Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of interest payments, a Securityholder's adjusted tax basis in the Series E Trust Preferred

Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series E Trust Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the Series E Subordinated Debentures required to be included in income), and will be long-term capital gain or loss if the Series E Trust Preferred Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Backup Withholding Tax and Information Reporting

      The amount of interest income paid and OID accrued on the Series E Trust Preferred Securities held of record by Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      Payment of the proceeds from the disposition of Series E Trust Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

      It is anticipated that income on the Series E Trust Preferred Securities will be reported to holders on Form 1099 and mailed to holders of the Series E Trust Preferred Securities by January 31 following each calendar year.

Possible Tax Law Changes

      Prospective investors should be aware that legislation was proposed in the United States Congress in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the Series E Subordinated Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Series E Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series E Trust Preferred Securities, as described more fully under "Certain Terms of Series E Trust Preferred Securities--Redemption".

      A shortening of the Stated Maturity of the Series E Subordinated Debentures as described under "Certain Terms of Series E Subordinated Debentures--General" after a Tax Event may be treated as a taxable disposition of the Series E Subordinated Debentures.

                              ERISA CONSIDERATIONS

      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Series E Trust Preferred Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be in accordance with the documents governing the plan. Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Series E Trust Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code. The prohibited transaction rules under
Section 4975 of the Code also apply to Individual Retirement Accounts.

      The U.S. Department of Labor (the "DOL") has issued a final regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the equity interests acquired by employee benefit plans are "publicly-offered securities" -- that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the Corporation and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Series E Trust Preferred Securities will meet the criteria of "publicly-offered securities" above. The Underwriters expect that the Series E Trust Preferred Securities will be beneficially held by at least 100 independent investors at the conclusion of the Offering; there are no restrictions imposed on the transfer of the Series E Trust Preferred Securities and the Series E Trust Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

      The Corporation and certain of its subsidiaries could be a party in interest or disqualified person with respect to an employee benefit plan or an Individual Retirement Account. Special caution should be exercised before purchasing Series E Trust Preferred Securities in such event, including the availability of a class exemption issued by the DOL which could apply to exempt the purchase of such securities from the prohibited transaction provision of ERISA and the Code--e.g., Prohibited Transaction Exemption 84-14, for certain transactions determined by independent qualified professional asset managers, Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts, Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds, Prohibited Transaction Exemption 95-60 for certain transactions involving insurance company general accounts, and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house asset managers.

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Series E Trust Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition of such securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) generally are not subject to ERISA requirements.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement, the Series E Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), for whom Morgan Stanley & Co. Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "Representatives"), and the Underwriters have severally agreed to purchase from the Series E Trust, the respective number of Series E Trust Preferred Securities set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein (including, without limitation, the approval of certain legal matters by counsel to the Underwriters), to purchase all the Series E Trust Preferred Securities offered hereby if any of the Series E Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                  Number of
                                                                  Series E
                                                               Trust Preferred
        Underwriter                                              Securities
        -----------                                            ---------------
   Morgan Stanley & Co. Incorporated..........................     992,000
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated..........................................     992,000
   PaineWebber Incorporated...................................     992,000
   Prudential Securities Incorporated.........................     992,000
   Salomon Smith Barney Inc. .................................     992,000
   ABN AMRO Incorporated......................................     140,000
   Bear, Stearns & Co. Inc. ..................................     140,000
   BNY Capital Markets, Inc. .................................     140,000
   CIBC Oppenheimer Corp. ....................................     140,000
   Credit Suisse First Boston Corporation.....................     140,000
   Donaldson, Lufkin & Jenrette Securities Corporation........     140,000
   A.G. Edwards & Sons, Inc. .................................     140,000
   EVEREN Securities, Inc. ...................................     140,000
   Fidelity Capital Markets, A Division of National Financial
    Services Corporation......................................     140,000
   Goldman, Sachs & Co. ......................................     140,000
   J.P. Morgan Securities Inc. ...............................     140,000
   Lehman Brothers Inc. ......................................     140,000
   NationsBanc Montgomery Securities LLC......................     140,000
   Schroder & Co. Inc. .......................................     140,000
   SG Cowen Securities Corporation............................     140,000
   Warburg Dillon Read LLC....................................     140,000
   Wheat First Securities, Inc. ..............................     140,000
   Advest, Inc. ..............................................      20,000
   Robert W. Baird & Co. Incorporated.........................      20,000
   George K. Baum & Company...................................      20,000
   J.C. Bradford & Co. .......................................      20,000
   Craigie Incorporated.......................................      20,000
   Crowell, Weedon & Co. .....................................      20,000
   Dain Rauscher Wessels......................................      20,000
   Davenport & Company LLC....................................      20,000
   D.A. Davidson & Co. Incorporated...........................      20,000
   Fahnestock & Co. Inc.......................................      20,000
   Ferris, Baker Watts, Incorporated..........................      20,000
   Fifth Third/The Ohio Company...............................      20,000
   First Albany Corporation...................................      20,000
   Gibraltar Securities Co. ..................................      20,000
   J.J.B. Hilliard, W.L. Lyons, Inc. .........................      20,000
   Interstate/Johnson Lane Corporation........................      20,000
   Janney Montgomery Scott Inc. ..............................      20,000
   Kirkpatrick, Pettis, Smith, Polian Inc. ...................      20,000
   Legg Mason Wood Walker, Incorporated.......................      20,000
   McDonald Investments Inc., a Keycorp Company...............      20,000
   Mesirow Financial, Inc. ...................................      20,000
   Morgan Keegan & Company, Inc. .............................      20,000

                                                                    Number of
                                                                    Series E
                                                                 Trust Preferred
        Underwriter                                                Securities
        -----------                                              ---------------
   Olde Discount Corporation....................................       20,000
   Piper Jaffray Inc. ..........................................       20,000
   Raymond James & Associates, Inc. ............................       20,000
   The Robinson-Humphrey Company, LLC...........................       20,000
   Roney Capital Markets, a Division of First Chicago...........       20,000
   Charles Schwab & Co., Inc. ..................................       20,000
   Scott & Stringfellow, Inc. ..................................       20,000
   Southwest Securities, Inc. ..................................       20,000
   Stifel, Nicolaus & Company, Incorporated.....................       20,000
   Tucker Anthony Incorporated..................................       20,000
   Wedbush Morgan Securities....................................       20,000
                                                                    ---------
        Total...................................................    8,000,000
                                                                    =========

      The Representatives have advised the Corporation that they propose initially to offer the Series E Trust Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $0.50 per Series E Trust Preferred Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $0.45 per Series E Trust Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Representatives.

      In view of the fact that the proceeds from the sale of the Series E Trust Preferred Securities will be used to purchase the Series E Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay to the Underwriters as compensation for their arranging the investment therein of such proceeds an amount of $0.7875 per Series E Trust Preferred Security for the accounts of the several Underwriters. The Corporation estimates that the total expenses of the Offering, excluding the underwriting discount, will be $400,000.

      The Corporation and the Series E Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series E Trust Preferred Securities, as determined by the Representatives, and
(ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of any trust preferred securities in any trust similar to the Series E Trust, any other beneficial interests in the assets of the Series E Trust or any trust similar to the Series E Trust, or any preferred securities or any other securities of the Series E Trust or the Corporation, as the case may be, that are substantially similar to the Series E Trust Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series E Trust, any trust similar to the Series E Trust or the Corporation that are subordinated to the Corporation's Senior Debt in a manner substantially similar to the subordination of the Series E Subordinated Debentures, without the prior written consent of the Underwriters, except for the Series E Trust Preferred Securities offered in connection with this Offering.

      Prior to this Offering, there has been no public market for the Series E Trust Preferred Securities. The Series E Trust and the Corporation have applied for listing the Series E Trust Preferred Securities on the New York Stock Exchange under the symbol "BKPrE". Trading of the Series E Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series E Trust Preferred Securities. The Representatives have advised the Corporation that they intend to make a market in the Series E Trust Preferred Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series E Trust Preferred Securities.

      In order to meet one of the requirements for listing the Series E Trust Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series E Trust Preferred Securities to a minimum of 400 beneficial holders.

      The Corporation and the Series E Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      In order to facilitate the offering of the Series E Trust Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series E Trust Preferred Securities. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Series E Trust Preferred Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Series E Trust Preferred Securities, the Underwriters may bid for, and purchase, the Series E Trust Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Series E Trust Preferred Securities in the offering, if the syndicate repurchases previously distributed Series E Trust Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series E Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

      It is expected that delivery of the Series E Trust Preferred Securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the sixth business day following the date of pricing of the Series E Trust Preferred Securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, purchases or sales of securities in the secondary market generally are required to settle within three business days ("T+3"), unless the parties to any such transactions expressly agree otherwise. Accordingly, prospective purchasers of the Series E Trust Preferred Securities who wish to trade such securities will be required, by virtue of the fact that the Series E Trust Preferred Securities initially will settle within six business days ("T+6"), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Prospective purchasers of the Series E Trust Preferred Securities who wish to trade prior to the settlement date should consult their own legal advisors.

      Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions. BNY Capital Markets, Inc., one of the Underwriters, is an affiliate of the Corporation.

                             VALIDITY OF SECURITIES

      Certain matters of Delaware law relating to the validity of the Series E Trust Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series E Trust will be passed upon by Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware 19801, special Delaware Counsel to the Corporation and the Series E Trust. The validity of the Series E Guarantee and the Series E Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004. Winthrop, Stimson, Putnam & Roberts will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell. Winthrop, Stimson, Putnam & Roberts from time to time performs legal services for the Corporation and the Bank.

                                 $500,000,000
                      The Bank of New York Company, Inc.
              Junior Subordinated Deferrable Interest Debentures

                                BNY Capital III
                                BNY Capital IV
                                 BNY Capital V

    Preferred Securities fully and unconditionally guaranteed, as described herein, by

                      The Bank of New York Company, Inc.

  The Bank of New York, Company, Inc., a New York corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "-- Restrictions on Certain Payments".

  BNY Capital III, BNY Capital IV and BNY Capital V, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement. Concurrently with the issuance by an Issuer of its Preferred Securities,

                                                       (continued on next page)

                               ----------------

   THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
      NOT INSURED  BY THE FEDERAL  DEPOSIT INSURANCE CORPORATION  OR ANY
          OTHER GOVERNMENTAL AGENCY.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                               ----------------

                 The date of this Prospectus is March 12, 1998

(cover page continued)

such Issuer will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination".

  If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities--Distributions".

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

(cover page continued)

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Preferred Securities of an Issuer. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

    2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    3. the Corporation's Current Reports on Form 8-K dated January 16, 1997, April 14, 1997, June 5, 1997, July 14, 1997, October 21, 1997, December 18,
  1997, January 20, 1998 and February 27, 1998.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to The Bank of New York Company, Inc., 48 Wall Street, New York, New York 10286, Attention Jacqueline R. McSwiggan, Assistant Secretary, telephone number (212) 495-1784.

                                THE CORPORATION

  The Corporation is a bank holding company subject to the regulation and supervision of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("BHC Act"). The Corporation is also subject to regulation by the New York State Banking Department. Its principal wholly-owned banking subsidiaries are The Bank of New York (the "Bank") and The Bank of New York (Delaware). The Corporation provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Corporate Banking, Retail Banking, Securities and Other Processing, Trust, Investment Management and Private Banking and Financial Market Services.

  The Corporation has its principal executive offices at 48 Wall Street, New York, New York 10286, telephone number (212) 495-1784.

                       CERTAIN REGULATORY CONSIDERATIONS

  The Corporation's principal assets and sources of income are its investments in its bank subsidiaries, and it is a legal entity separate and distinct from its banks and other subsidiaries. There are various legal limitations on the extent to which these banks and other subsidiaries can finance or otherwise supply funds to the Corporation and certain of its affiliates.

Dividends

  The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net profits of the bank declaring the dividend for such year combined with retained net profits for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than "undivided profits then on hand" less "bad debts" (generally loans six months or more past due).

  Under the first of these two standards, in 1998 the Bank could declare dividends of approximately $839 million plus net profits earned in 1998. As of December 31, 1997, the second standard was less restrictive than the first.

  In addition to these statutory tests, the Bank's primary federal regulator The Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

  Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In the year ended December 31, 1997, the Corporation's net income available to common stockholders was $1,095 million and it paid common stock dividends totaling $373 million.

Capital Adequacy

  The Federal bank regulators have adopted risk-based capital guidelines for bank holding companies and banks. The minimum ratio of qualifying total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items) is 8%. At least half of the Total Capital is to be comprised of common stock, retained earnings, noncumulative perpetual preferred stock, minority interests, and, for bank holding companies, a limited amount of qualifying cumulative perpetual preferred stock, less most intangibles including goodwill ("Tier 1 Capital"). The remainder ("Tier 2 Capital") may consist of other preferred stock, certain other instruments, and limited amounts of subordinated debt and the loan and lease loss allowance.

  In addition, the Federal Reserve Board has established minimum Leverage Ratio (Tier 1 capital to average total assets) guidelines for bank holding companies and banks. The Federal Reserve Board's guidelines provide for a minimum Leverage Ratio of 3% for bank holding companies and banks that meet certain specified criteria, including those having the highest regulatory rating. All other banking organizations will be required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. As of December 31, 1997, the Federal Reserve Board had not advised the Corporation of any specific minimum Leverage Ratio applicable to it.

  Federal banking agencies recently have issued regulations that modify existing rules related to capital ratios with respect to various areas of risk including interest rate exposure and other market risk. The Corporation does not believe that the aggregate impact of these modifications will have a significant impact on its capital position. Most banks and bank holding companies operate with capital ratios substantially above these regulatory minimums.

  Certain consolidated ratios of the Corporation are included in the Corporation's Current Report on Form 8-K dated January 20, 1998.

FDICIA

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, requires the federal banking regulators to take prompt corrective action in respect of FDIC-insured depository institutions (such as the Bank) that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation. Under applicable regulations, an FDIC-insured bank is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio (Tier 1 Capital to risk-weighted assets and certain off-balance sheet items) of at least 6% and a Total Capital Ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is generally considered to be adequately capitalized if it is not defined to be well capitalized but meets all of its minimum capital requirements, i.e., if it has a Total Capital Ratio of 8% or greater, a Tier 1 Capital Ratio of 4% or greater. A bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it maintains a level of tangible equity capital equal to or less than 2% of total assets. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve Board. In addition, under-capitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for an undercapitalized depository institution's capital restoration plan to be acceptable, its holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it became undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. In the event of the parent holding company's bankruptcy, such guarantee would take priority over the parent's general unsecured creditors. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

  Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator. A depositary institution that is not well capitalized is subject to certain limitations on brokered deposits.

  At December 31, 1997, the Bank and The Bank of New York (Delaware) were well capitalized. At December 31, 1997, the Bank had a Leverage Ratio of 7.42%, a risk-based Total Capital Ratio of 10.38% and a risk-based Tier 1 Capital Ratio of 7.70%.

Interstate Banking

  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") permits bank holding companies, with Federal Reserve Board approval, to acquire banks located in states other than the bank holding company's home state without regard to whether the transaction is prohibited under state law. In addition, national banks and state banks with different home states are permitted to merge across state lines, with the approval of the appropriate federal banking agency, unless the home state of a participating bank passed legislation between the date of enactment of IBBEA and May 31, 1997 expressly prohibiting interstate mergers. Most states, including New York, New Jersey and Connecticut have not passed legislation prohibiting interstate mergers. A bank may also establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger.

Transactions with Affiliates

  The Federal Reserve Act limits amounts of, and requires collateral on, extensions of credit by the Corporation's insured bank subsidiaries to the Corporation and, with certain exceptions, its nonbank affiliates; also, there are restrictions on the amounts of investment by such banks in stock and other securities of the Corporation and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by insured bank subsidiaries to each of the Corporation and such affiliates are limited to 10% of such bank subsidiary's capital and surplus, and in the aggregate for the Corporation and all such affiliates to 20%.

Proposed Legislation

  Various bills have been introduced into the United States Congress that would revise the current limitations on affiliations between banks and securities companies, insurance companies and (generally to a limited extent) other companies. Other proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The Corporation cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon its financial condition or results of operations.

                                  THE ISSUERS

  Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities-- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each issuer is 48 Wall Street, New York, New York 10286 and its telephone number is (212) 495-1784.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

General

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "--Subordination". The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. See "Certain Regulatory Considerations--Dividends". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable;
(19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated

Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

Payment and Paying Agents

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Defer Interest Payments

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

Redemption

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal

Reserve") if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by an Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures,
(ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Restrictions on Certain Payments

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Modification of Indenture

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect, provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

    (iii) failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal (or, if the Preferred Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a Prospectus Supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice".

Consolidation, Merger, Sale of Assets and Other Transactions

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Conversion or Exchange

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Subordination

  The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any Series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

Trust Expenses

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures, the Corporation, as holder of the Common Securities, will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amounts of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

Governing Law

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debentures

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such Issuer, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

Distributions

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

Redemption or Exchange

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such

Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then so required under applicable Federal Reserve capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer.

  Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities of an Issuer, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount of such Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding

Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable Prospectus Supplement).

  "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Act") was signed by President Clinton. The Act did not adopt several tax law changes that the President had originally proposed that, if such changes had been enacted, would have denied the Corporation the ability to deduct interest on the Series D Subordinated Debentures. There can be no assurance that future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Preferred Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated

Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

  If the Property Trustee gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable Prospectus Supplement). The Property Trustee shall promptly notify the Securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities, provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Events of Default; Notice

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

Removal of Issuer Trustees

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be taxable as a corporation or affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States Federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a permanent Global Preferred Security representing any of such Preferred Securities immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing an event of default under the Indenture with respect to the Subordinated Debentures of such series, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Preferred Securities are issued.

Payment and Paying Agency

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

Registrar and Transfer Agent

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee."

Status of the Guarantees

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

  Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Events of Default

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each Person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
       SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENT AND THE GUARANTEES

Full and Unconditional Guarantee

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

Sufficiency of Payments

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

Enforcement Rights of Holders of Preferred Securities

  A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

Limited Purpose of Issuers

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

Rights Upon Termination

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, P.A. One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuers. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the underwriters by Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel for the Corporation. Milbank, Tweed, Hadley & McCloy from time to time performs legal services for the Corporation.

                                    EXPERTS

  The consolidated financial statements of the Corporation appearing in its Annual Report on Form 10-K, dated December 31, 1996, and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995, and for each of the two years in the period ended December 31, 1995, by Deloitte & Touche LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

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                      8,000,000 Trust Preferred Securities

                                 BNY Capital IV

                  6 7/8% Trust Preferred Securities, Series E
             (Liquidation Amount $25 per Trust Preferred Security)
                    fully and unconditionally guaranteed by

                       The Bank of New York Company, Inc.

                            -----------------------

                             PROSPECTUS SUPPLEMENT

                           ------------------------

                           Morgan Stanley Dean Witter

                              Merrill Lynch & Co.

                            PaineWebber Incorporated

                       Prudential Securities Incorporated

                              Salomon Smith Barney

                                January 14, 1999

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